EXHIBIT 1


                              AMENDED AND RESTATED
                             SUBSCRIPTION AGREEMENT


      This Amended and Restated Subscription Agreement (this "Agreement") dated as of July 31, 1999 is entered into by and between Navarre Corporation, a corporation organized under the laws of Minnesota (together with its successors, "Navarre"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands (together with its successors, "Fletcher").

      The parties hereto agree as follows:

      1. Purchase and Sale; Rights. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

            a. Initial Preferred Shares and Warrant.

                  (i) Fletcher agrees to purchase from Navarre, and Navarre
            agrees to sell to Fletcher on the Initial Closing Date (as defined below), in accordance with Section 2 below, 34,000 shares (the "Initial Preferred Shares") of Navarre's Class B Convertible Preferred Stock, liquidation preference $250 per share (the "Class B Preferred Stock"), having the terms and conditions set forth in the Certificate of Rights and Preferences attached hereto as Annex A (the "Certificate of Rights and Preferences"), at an aggregate purchase price of $8,500,000. In addition, Navarre shall issue to Fletcher on the Initial Closing Date one warrant substantially in the form attached hereto as Annex B (a "Warrant") to purchase from time to time up to an aggregate of 16,000 shares of Class B Preferred Stock at a per share purchase price equal to the liquidation preference of the Class B Preferred Stock, not to exceed an aggregate purchase price of $4,000,000. Navarre shall have the right to require Fletcher to convert the outstanding Initial Preferred Shares into shares of Common Stock in the manner, and subject to the terms, specified in Section 1.e. of this Agreement.

                  (ii) The closing (the "Initial Closing") of the sale of the
            Initial Preferred Shares shall occur on the third Trading Day following the Effective Date (as defined in Section 1.f), upon satisfaction or, if applicable, waiver of the conditions set forth in Sections 8 and 9 hereof, or at such other date and time as Fletcher and Navarre shall mutually agree

            (such date, the "Initial Closing Date"). As used herein, the term "Initial Common Shares" means the shares of Navarre common stock, no par value (the "Common Stock"), issuable upon conversion of the Initial Preferred Shares and upon conversion of the shares of Class B Preferred Stock issuable upon exercise of the Warrant issued on the Initial Closing Date; the term "Investment Securities" means all Warrants and shares of Class B Preferred Stock issued or issuable hereunder (including shares issued or issuable upon exercise of Warrants), and all shares of Common Stock issued or issuable upon conversion of such shares of Class B Preferred Stock; the term "Trading Day" means any day on which the Common Stock is quoted on Nasdaq; and the term "Nasdaq" means the Nasdaq National Market, but if the Nasdaq National Market is not then the principal U.S. trading market for the Common Stock, then "Nasdaq" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended ("the Exchange Act")) on which the Common Stock is then traded.

            b. Navarre Rights. Fletcher grants Navarre the right to issue to Fletcher, and Fletcher agrees to buy, an additional number of shares of Class B Preferred Stock as determined below:

                  (i) Primary Navarre Right. During the period (the "Primary
            Navarre Exercise Period") beginning on the sixth month anniversary of the date the Registration Requirement (as defined in Section 1.b.iv below) is satisfied with respect to the Initial Common Shares and ending on the third annual anniversary of the Effective Date, Fletcher grants Navarre the right (the "Primary Navarre Right") to issue to Fletcher, and Fletcher agrees to buy on the Primary Navarre Closing Date (as defined below), an aggregate of 34,000 shares (the "Primary Navarre Shares") of Class B Preferred Stock at an aggregate purchase price of $8,500,000. Upon exercise of the Primary Navarre Right, Navarre shall also issue to Fletcher on the Primary Navarre Closing Date one additional Warrant. Navarre shall have the right to require Fletcher to convert the outstanding Primary Navarre Shares into shares of Common Stock in the manner, and subject to the terms, specified in Section 1.e. of this Agreement.

                  (ii) Rollover Navarre Right. In the event Fletcher does not exercise its Primary Fletcher Right (as defined in Section 1.c below), then, during the Rollover Navarre Exercise Period, Fletcher grants Navarre the right (the "Rollover Navarre Right" and, together with the Primary Navarre Right, the "Navarre Rights") to issue to Fletcher from time to time, and Fletcher agrees to buy on the applicable Rollover Navarre Closing Date (as defined below), up to an aggregate of 50,000 shares (the "Rollover Navarre Shares" and, together with the Primary Navarre Shares, the "Navarre Preferred Shares") of Class B Preferred Stock at a per share purchase price equal to $250, not to exceed an aggregate purchase price of $12,500,000. The "Rollover Navarre Exercise Period" means the period from but excluding the last day of the Primary Fletcher Exercise Period and ending on the one year anniversary thereof, provided that, in the event Navarre issues on the applicable Rollover Navarre Closing Date a lesser number of shares of Class B Preferred Stock than the number specified in its Navarre Notice (as defined below) for that date (the difference between the specified number and the lesser number being the "Remaining Number") solely because of Navarre's failure to satisfy in full the condition to exercise specified in Section 1.b.(iv)(E), then, as to the Remaining Number, the Rollover Navarre Exercise Period shall be extended by one Trading Day for each Trading Day that such condition to exercise remains unsatisfied, up to a maximum of 14 months.

                  (iii) Notice of Exercise. To exercise any Navarre Rights,
            Navarre shall have delivered to Fletcher a written notice in the form attached hereto as Annex C during the Primary Navarre Exercise Period, in the case of the Primary Navarre Right, and a written notice in the form attached hereto as Annex D during the Rollover Navarre Exercise Period, in the case of the Rollover Navarre Right (each such notice is referred to as a "Navarre Notice" and each such date of delivery, a "Navarre Notice Date"). In all cases, a Navarre Notice must be delivered on a Trading Day prior to 5:00 p.m. eastern time. Each time that a Navarre Right is exercised, the closing of the sale of the shares of Class B Preferred Stock (a "Navarre Closing") shall take place in accordance with Section 2 on the twenty-third Trading Day following and excluding the Navarre Notice Date or such other date and time as Navarre and Fletcher shall mutually agree (such date and time being referred to herein as the "Primary Navarre Closing Date" in the case of the Primary Navarre Right and a "Rollover Navarre Closing Date" in the case of the Rollover Navarre Right, and collectively as the "Navarre Closing Dates"), upon satisfaction of the terms and conditions described herein, including satisfaction (or, if applicable, waiver) of the relevant conditions set forth in Sections 8 and 9 hereof.

                  (iv) Conditions to Exercise. Notwithstanding anything else in this Agreement to the contrary, no Navarre Rights may be exercised unless the following conditions are satisfied as of the Navarre Notice Date and the corresponding Navarre Closing Date:

                        (A) the shares of Common Stock are listed on Nasdaq;

                        (B) one or more Registration Statements are effective
                  for all then outstanding shares of Common Stock issued hereunder and all shares of Common Stock issuable upon conversion of outstanding Preferred Shares (as defined in Section 1.c below), and contain a current prospectus that can be used by Fletcher for resale purposes (the "Registration Requirement");

                        (C) there has been no Blackout Period (as defined in
                  Section 3.A.) or any other period in which the Registration Statements referred to in the immediately preceding clause (B) are not effective or not able to be used by Fletcher for resales within the preceding thirty Trading Days;

                        (D) the volume weighted average price of the Common
                  Stock for each of the preceding three Trading Days has continually exceeded $6.00;

                        (E) the number of Assumed Shares does not exceed 9.9% of
                  the number of shares of Common Stock then outstanding, where "Assumed Shares" means the sum of:

                              (i) the number of shares of Common Stock issuable
                        upon conversion of the Class B Preferred Stock (x) to be issued on the applicable Navarre Closing Date and (y) in the case of the exercise of the Primary Navarre Right, issuable upon exercise of the Warrant issuable on the Primary Navarre Closing Date, as if such Warrant had been exercised in full on such date;

                              (ii) the number of shares of Common Stock issued
                        during the preceding 14 months upon prior conversion of shares of Class B Preferred Stock;

                              (iii) the number of shares of Common Stock
                        issuable upon conversion of all outstanding shares of Class B Preferred Stock issued during the preceding 14 months;

                              (iv) the number of shares of Common Stock issuable
                        upon conversion of shares of Class B Preferred Stock that remain issuable upon exercise of outstanding Warrants; and

                              (v) the number of shares of Common Stock issuable
                        upon conversion of shares of Class B Preferred Stock issuable under any unexercised Rollover Fletcher Right still in effect at that time;

                  provided that the shares of Class B Preferred Stock referred to in the preceding clauses (i), (iii), (iv) and (v) shall be assumed to be converted into shares of Common Stock on (x) the applicable Navarre Notice Date for purposes of determining Navarre's satisfaction of the condition specified in this paragraph (E) on such date, and (y) the applicable Navarre Closing Date for purposes of determining Navarre's satisfaction of the condition specified in this paragraph (E) on such date;

                        (F) Eric H. Paulson shall continue to serve as the
                  Chairman of the Board, President and Chief Executive Officer of Navarre and Charles E. Cheney shall continue to serve as Executive Vice President and Chief Financial Officer or Co-Chairman of the Board of Navarre (in each case performing at least substantially the same responsibilities as they were performing on the Effective Date), except if one of them becomes incapacitated due to illness or death;

                        (G) The number of shares of Common Stock (i) issued
                  pursuant to prior conversions of shares of Class B Preferred Stock, (ii) issued in satisfaction of Navarre's dividend obligations pursuant to Section 2(B) of the Certificate of Rights and Preferences, and (iii) issuable upon the assumed conversion, as of that Navarre Closing Date, of all of the shares of Class B Preferred Stock then outstanding or issuable under this Agreement (including shares of Class B Preferred Stock issuable upon exercise of unexercised Fletcher Rights and issued or issuable Warrants) does not exceed the 19.9% Limit (as defined in Section 4(C) of the Certificate of Rights and Preferences) unless the Required Consent (as defined in Section 4(C) of the Certificate of Rights and Preferences) has been obtained; and

                        (H) No Default Event (as defined in Section 2(C) of the
                  Certificate of Rights and Preferences) has occurred and is continuing.

If any event occurs triggering any of the adjustment provisions in Section 10 of the Certificate of Rights and Preferences, then the conditions to exercise of the Navarre Rights set forth in the immediately preceding clauses (D) and (E) shall also be proportionally adjusted, if necessary, so that they have substantially the same force and effect immediately following any such event that they would have had immediately prior to such action. All of the adjustments provided for in the preceding sentence shall be made successively whenever any such event shall occur.

            c. Fletcher Rights. Navarre grants Fletcher the right to purchase from Navarre, and Navarre agrees to issue to Fletcher, an additional number of shares of Class B Preferred Stock as determined below:

                  (i) Primary Fletcher Right. During the period beginning on the sixth month anniversary of the date the Registration Requirement is satisfied with respect to the Initial Common Shares and ending on the third annual anniversary of such beginning date (the "Primary Fletcher Exercise Period"), Navarre grants Fletcher the right (the "Primary Fletcher Right") to purchase from Navarre, and Navarre agrees to issue on the Primary Fletcher Closing Date (as defined below), an aggregate of 34,000 shares (the "Primary Fletcher Shares") of Class B Preferred Stock at an aggregate purchase price of $8,500,000. Upon exercise of the Primary Fletcher Right, Navarre shall also issue to Fletcher on the Primary Fletcher Closing Date one additional Warrant.

                  (ii) Rollover Fletcher Right. In the event Navarre does not exercise its Primary Navarre Right, then, during the period from but excluding the last day of the Primary Navarre Exercise Period and ending on the one year anniversary thereof (the "Rollover Fletcher Exercise Period"), Navarre grants Fletcher the right (the "Rollover Fletcher Right" and, together with the Primary Fletcher Right, the "Fletcher Rights") to purchase from Navarre from time to time, and Navarre agrees to issue on the applicable Rollover Fletcher Closing Date (as defined below), up to an aggregate of 50,000 shares (the "Rollover Fletcher Shares" and, together with the Primary Fletcher Shares, the "Fletcher Preferred Shares") of Class

            B Preferred Stock at a per share purchase price equal to $250, up to an aggregate purchase price of $12,500,000. The term "Preferred Shares" means the Initial Preferred Shares, the Navarre Preferred Shares, the Fletcher Preferred Shares and all shares of Class B Preferred Stock issuable upon exercise of the Warrants.

                  (iii) Notice of Exercise. To exercise any Fletcher Rights,
            Fletcher shall have delivered to Navarre a written notice in the form attached hereto as Annex E during the Primary Fletcher Exercise Period, in the case of the Primary Fletcher Right, and a written notice in the form attached hereto as Annex F during the Rollover Fletcher Exercise Period, in the case of the Rollover Fletcher Right (each such notice, a "Fletcher Notice" and each such date of delivery, a "Fletcher Notice Date"). In all cases, a Fletcher Notice must be delivered on a Trading Day prior to 5:00 p.m. central time. Each time that a Fletcher Right is exercised, the closing of the sale of the shares of Class B Preferred Stock (a "Fletcher Closing") shall take place in accordance with Section 2 on the third Trading Day following and excluding the Fletcher Notice Date or such other date and time as Navarre and Fletcher shall mutually agree (such date and time being referred to herein as the "Primary Fletcher Closing Date" in the case of the Primary Fletcher Right and a "Rollover Fletcher Closing Date" in the case of the Rollover Fletcher Right, and collectively as the "Fletcher Closing Dates"), upon satisfaction of the terms and conditions described herein, including satisfaction (or, if applicable, waiver) of the relevant conditions set forth in Sections 8 and 9 hereof.

            d. Exercise Restriction. Notwithstanding anything else in this Agreement, but subject to the last sentence of this paragraph, Navarre Rights and Fletcher Rights may not be exercised on any date on which Navarre has a current obligation under Section 3.A to register shares of Common Stock issued or issuable hereunder or for a period of six months following effectiveness of a Registration Statement covering such shares. The Primary Fletcher Exercise Period shall be extended by one Trading Day for each Trading Day past the second anniversary of the Effective Date on which Fletcher is restricted from exercising the Primary Fletcher Right under the preceding sentence and the Rollover Fletcher Exercise Period shall be extended by one Trading Day for each Trading Day following the Primary Navarre Exercise Period on which Fletcher is restricted from exercising the Rollover Fletcher Right under the preceding sentence. Notwithstanding the foregoing, Fletcher may exercise the Fletcher Rights at any time following the announcement of a proposed Combination (as defined in Section 6 below).

            e. Conversion Right. Fletcher grants Navarre the right (the "Conversion Right") to require Fletcher to convert the outstanding Initial Preferred Shares and Primary Navarre Shares into shares of Common Stock in accordance with their terms on the twelve month anniversary of the later of (i) the date of issuance thereof or (ii) the first date of effectiveness of the relevant Registration Statement covering such shares of Common Stock (the date in clause (i) or (ii) being referred to as the "Initial Date"), upon prior written notice to Fletcher within two weeks following and excluding the Initial Date, provided that, in each case, Navarre's exercise of the Conversion Right shall be delayed by one Trading Day for each Trading Day during that corresponding six month period that either a Blackout Period (as defined in Section 3.A) is in effect or the Registration Statement is otherwise not effective or a Default Event (as defined in Section 2(C) of the Certificate of Rights and Preferences) has occurred and continues.

            f. Condition Precedent. Notwithstanding any other provision of this Agreement to the contrary, it shall be a condition precedent to the effectiveness of this Agreement that, on or before noon, eastern time, on August 16, 1999, (x) the Board of Directors of Navarre shall, by written resolution, have duly authorized the execution, delivery and performance of this Agreement and the Certificate of Rights and Preferences and the Warrants by Navarre (including the issuance of the Investment Securities) and ratified and confirmed the due authorization of all actions previously taken by any officer of Navarre in connection with this Agreement and the Certificate of Rights and Preferences and the Warrants, (y) to the extent deemed necessary by the Board of Directors of Navarre, the Board of Directors of Net Radio Corporation ("Net Radio"), a majority-owned subsidiary of the Company, shall have consented to Section 5.g of this Agreement as it may relate to Net Radio (the Board approvals specified in the preceding clauses (x) and (y) being referred to collectively as the "Board Consent"); and (z) on the date the Board Consent is obtained (the "Effective Date"), the Chief Executive Officer of Navarre shall have delivered to Fletcher a certificate certifying that the Board Consent has been obtained, and attaching a true, correct and complete copy of such Board Consent. If the conditions specified in the preceding sentence have not been satisfied by noon, eastern time, on August 16, 1999, this Agreement shall be null and void and of no further force or effect without any further action on the part of any party to this Agreement.

      2. Closings. The Initial Closing and any Navarre Closings and Fletcher Closings (any of the foregoing, an "Investment Closing") shall take place initially via facsimile on the applicable closing date in the manner set forth below; provided that original certificates representing shares of Class B Preferred Stock and Warrants shall be delivered via Federal Express to Fletcher as Fletcher instructs in writing, and provided further that each original preferred stock certificate issued in accordance with this Section 2 shall represent 3,400 shares of Class B Preferred Stock (except that to the extent the number of shares of Class B

Preferred Stock to be delivered at any given time is not evenly divisible by 3,400, one stock certificate shall represent the remaining shares). As used in this Agreement, the term "Investment Closing Dates" refers collectively to the Initial Closing Date and any Navarre Closing Date or Fletcher Closing Date.

            a. Initial Closing Date. At the Initial Closing, the following deliveries shall be made:

                  (i) Class B Preferred Stock and Warrant. Navarre shall deliver to Fletcher ten stock certificates, each representing 3,400 shares of Class B Preferred Stock, together with one Warrant duly executed by Navarre in definitive form, in each case duly registered on the books of Navarre as instructed by Fletcher.

                  (ii) Purchase Price. Fletcher shall cause to be wire
            transferred to Navarre, in accordance with the instructions set forth in Section 14, the aggregate purchase price of $8,500,000 in immediately available United States dollars.

                  (iii) Closing Documents. The closing documents required by
            Sections 8 and 9 shall be delivered to Fletcher and Navarre, respectively.

                  (iv) Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex G shall be delivered to Fletcher.

            b. Primary Navarre Closing Date. On the Primary Navarre Closing Date, if any, the following deliveries shall be made:

                  (i) Class B Preferred Stock and Warrant. Navarre shall deliver to Fletcher ten stock certificates, each representing 3,400 shares of Class B Preferred Stock, together with one Warrant duly executed by Navarre in definitive form, in each case duly registered on the books of Navarre as instructed by Fletcher.

                  (ii) Purchase Price. Fletcher shall cause to be wire
            transferred to Navarre, in accordance with the instructions set forth in Section 14, the aggregate purchase price of $8,500,000 in immediately available United States dollars.

                  (iii) Closing Documents. The closing documents required by
            Sections 8 and 9 shall be delivered to Fletcher and Navarre, respectively.

                  (iv) Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex G shall be delivered to Fletcher.

            c. Rollover Navarre Closing Dates. On each Rollover Navarre Closing Date, if any, the following deliveries shall be made:

                  (i) Class B Preferred Stock. Navarre shall deliver to Fletcher stock certificates collectively representing the aggregate number of shares of Class B Preferred Stock to be issued on that closing date, duly registered on the books of Navarre as instructed by Fletcher.

                  (ii) Purchase Price. Fletcher shall cause to be wire
            transferred to Navarre, in accordance with the instructions set forth in Section 14, the aggregate purchase price therefor in immediately available United States dollars.

                  (iii) Closing Documents. The closing documents required by
            Sections 8 and 9 shall be delivered to Fletcher and Navarre, respectively.

                  (iv) Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex H shall be delivered to Fletcher.

            d. Primary Fletcher Closing Date. On the Primary Fletcher Closing Date, if any, the following deliveries shall be made:

                  (i) Class B Preferred Stock and Warrant. Navarre shall deliver to Fletcher ten stock certificates, each representing 3,400 shares of Class B Preferred Stock, together with one Warrant duly executed by Navarre in definitive form, in each case duly registered on the books of Navarre as instructed by Fletcher.

                  (ii) Purchase Price. Fletcher shall cause to be wire
            transferred to Navarre, in accordance with the instructions set forth in Section 14, the aggregate purchase price of $8,500,000 in immediately available United States dollars.

                  (iii) Closing Documents. The closing documents required by
            Sections 8 and 9 shall be delivered to Fletcher and Navarre, respectively.

                  (iv) Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex G shall be delivered to Fletcher.

            e. Rollover Fletcher Closing Dates. On each Rollover Fletcher Closing Date, if any, the following deliveries shall be made:

                  (i) Class B Preferred Stock. Navarre shall deliver to Fletcher stock certificates collectively representing the aggregate number of shares of Class B Preferred Stock to be issued on that closing date, duly registered on the books of Navarre as instructed by Fletcher.

                  (ii) Purchase Price. Fletcher shall cause to be wire
            transferred to Navarre, in accordance with the instructions set forth in Section 14, the aggregate purchase price therefor in immediately available United States dollars.

                  (iii) Closing Documents. The closing documents required by
            Sections 8 and 9 shall be delivered to Fletcher and Navarre, respectively.

                  (iv) Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex H shall be delivered to Fletcher.

In the case of each of the preceding paragraphs (a) through (e), the deliveries specified therein shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

      3. Representations and Warranties of Navarre. Navarre hereby represents and warrants to Fletcher on the Effective Date, on each Investment Closing Date, on each date that Fletcher exercises a Warrant and on each date any Preferred Share is converted into Common Stock, as follows:

            a. Navarre has been duly incorporated and is validly existing in good standing under the laws of Minnesota or, after the Initial Closing Date, if another entity has succeeded Navarre in accordance with the terms hereof, under the laws of one of the states of the United States.

            b. Subject only to receipt of the Board Consent specified in Section 1.f. on or before noon, eastern time, on August 16, 1999, (i) the execution, delivery and performance of this Agreement and the Certificate of Rights and Preferences and the Warrants by Navarre (including the issuance of the Investment Securities) have been duly authorized by all requisite corporate action and no further consent or authorization of Navarre, its Board of Directors or its shareholders is required, and (ii) this Agreement has been duly executed and delivered by Navarre and, when this Agreement is duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against Navarre in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

            c. Navarre has full corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder and under the Certificate of Rights and Preferences and the Warrants (including the issuance of the Investment Securities).

            d. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Navarre of this Agreement or the performance by Navarre of any of its obligations hereunder and under the Certificate of Rights and Preferences and the Warrants other than such as may already have been received.

            e. Neither the execution and delivery by Navarre of this Agreement nor the performance by Navarre of any of its obligations hereunder and under the Certificate of Rights and Preferences and the Warrants:

                  (1) violates, conflicts with, results in a breach of, or
            constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation or by-laws of Navarre or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which Navarre is aware (after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over Navarre or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which Navarre or any of its subsidiaries is a party, by which Navarre or any of its subsidiaries is bound, or to which any of the properties or assets of Navarre or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any under writing or similar agreement to which Navarre or any of its subsidiaries is a party or (E) any rules of the National Association of Securities Dealers, Inc. or Nasdaq or any rules or regulations on the markets where Navarre's securities are publicly traded applicable to Navarre or the transactions contemplated hereby (other than the Required Consent, as defined in Section 4(C) of Certificate of Rights and Preferences); or

                  (2) results in the creation or imposition of any lien, charge or encumbrance upon any Investment Securities or upon any of the properties or assets of Navarre or any of its subsidiaries.

            f. Navarre has validly reserved for issuance to Fletcher 150,000 shares of Class B Preferred Stock pursuant to this Agreement and 15,000,000 shares of Common Stock for issuance upon conversion of the Preferred Shares. Navarre shall at all times reserve for issuance all the Preferred Shares issuable under this Agreement (including upon exercise of Warrants) and such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all such Preferred Shares and to satisfy its delivery obligation upon exercise of the Share Option specified in Section 2(B) of the Certificate of Rights and Preferences. When issued to Fletcher against payment therefor, each Investment Security:

                  (1) will have been duly and validly authorized, duly and
            validly issued, fully paid and non-assessable;

                  (2) will be free and clear of any security interests, liens, claims or other encumbrances; and

                  (3) will not have been issued or sold in violation of any
            preemptive or other similar rights of the holders of any securities of Navarre.

            g. Navarre satisfies all listing and quantitative maintenance criteria of the Nasdaq National Market or, after the Effective Date, has a valid exemption from such criteria of which it has previously notified Fletcher in writing. All of the Covered Securities (as defined in Section 3.A.d) will, when issued, be duly listed and admitted for trading on all of the markets where shares of Common Stock are traded, including the Nasdaq National Market.

            h. There is no pending or, to the best knowledge of Navarre, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Navarre or any of its affiliates that would materially affect the execution by Navarre of, or the performance by Navarre of its obligations under, this Agreement, the Certificate of Rights and Preferences or the Warrants.

            i. Since April 1, 1997, none of Navarre's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or under Section 13(a) or 15(d) of the Exchange Act (each an "SEC Filing") contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. Since the date of Navarre's most recent SEC Filing, there has not been, and Navarre is not aware of, any development that is reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the business affairs or prospects of Navarre, whether or not arising in the ordinary course of business.

            j. The offer and sale of the Investment Securities to Fletcher pursuant to this Agreement will, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 4 hereof and with the applicable covenants and agreements contained in
      Section 7 hereof, be made in accordance with the provisions and requirements of Regulation D promulgated under the Securities Act and any applicable state law.

            k. As of the date hereof, the authorized capital stock of Navarre consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, no par value ("Preferred Stock"). As of July 28, 1999,
      (A) 23,504,394 shares of Common Stock and no shares of Preferred Stock were issued and outstanding, (B) 80,498 shares of Common Stock and no shares of Preferred Stock were reserved for issuance upon exercise of outstanding stock options, warrants or other convertible rights, (C) 1,029,253 shares of Common Stock and no shares of Preferred Stock are currently subject to issuance upon the exercise of outstanding stock options, warrants or other convertible rights, (D) no shares of Common Stock or Preferred Stock are held in the treasury of Navarre and (E) up to 1,300,000 additional shares of Common Stock may be issued under the 1992 Stock Option Plan. All of the outstanding shares of Common Stock are, and all shares of capital stock which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. As of the date hereof, except as set forth above, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of Navarre were outstanding, no equity equivalents, interests in the ownership or earnings of Navarre or other similar rights were outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Navarre or any of its subsidiaries or obligating Navarre or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, Navarre or any of its subsidiaries or obligating Navarre or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

            l. Solvency. The sum of the assets of Navarre, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities, Navarre has sufficient capital with which to conduct its business as pres ently conducted and as proposed to be conducted and Navarre has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

            m. Audited Financials. Attached hereto as Annex K is a true, correct and complete copy of the report of Ernst & Young LLP to the Board of Directors and Shareholders of Navarre dated April 30, 1999, together with the accompanying consolidated financial statements and schedule of Navarre as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999, as such report appears in the Annual Report on Form 10-K for the fiscal year ended March 31, 1999 filed by Navarre with the SEC (the "E&Y Report").

      3.A Registration Provisions.

            a. Navarre shall as soon as practicable and at its own expense, but in no event later than 30 days after the Effective Date, file a Registration Statement (as defined below) under the Securities Act covering the sale or resale of all of the Initial Common Shares and shall use its best efforts to cause such Registration Statement to be declared effective not later than the Required Registration Date (as defined below). Pursuant to the preceding sentence, Navarre shall register not less than twice the number of shares that would be issuable on the assumption that, on the day prior to the effectiveness of such Registration Statement, all Initial Preferred Shares had been converted into Initial Common Shares and all shares of Class B Preferred Stock issuable upon exercise of the Warrant issued on the Initial Closing Date had been converted into shares of Common Stock, and shall promptly amend such Registration Statement from time to time if the maximum number of Initial Common Shares is greater than the number of shares of Common Stock registered pursuant to such Registration Statement, provided that Fletcher shall have provided such information and cooperation in connection therewith as Navarre may reasonably request.

            b. Not later than five Trading Days after any Navarre Closing Date, Navarre shall at its own expense file a Registration Statement under the Securities Act covering the sale or resale of all of the shares of Common Stock issuable upon conversion of (i) the shares of Class B Preferred Stock issued on that Navarre Closing Date and (ii) in the case of the Primary Navarre Right, the shares of Class B Preferred Stock issuable upon exercise of the Warrant issued on that Navarre Closing Date. Navarre shall use its best efforts to cause such Registration Statement to be declared effective not later than the Required Registration Date. Pursuant to the second preceding sentence, Navarre shall register not less than twice the number of shares of Common Stock that would be issuable on the assumption that, on the day prior to the effectiveness of such Registration Statement, all the shares of Class B Preferred Stock issued on that Navarre Closing Date had been converted into shares of Common Stock and, in the case of the Primary Navarre Right, all shares of Class B Preferred Stock issuable upon exercise of the Warrant issued on that Navarre Closing Date had been converted into shares of Common Stock. Navarre shall promptly amend such Registration Statement from time to time if the maximum number of shares of Common Stock issuable under the first sentence of this paragraph is greater than the number of shares of Common Stock registered pursuant to such Registration Statement, provided that Fletcher shall have provided such information and coop eration in connection therewith as Navarre may reasonably request.

            c. Navarre shall as soon as practicable and at its own expense, but in no event later than 30 days after any Fletcher Closing Date, file a Registration Statement under the Securities Act covering the sale or resale of all of the shares of Common Stock issuable upon conversion of
      (i) the shares of Class B Preferred Stock issued on that Fletcher Closing Date and (ii) in the case of the Primary Fletcher Right, the shares of Class B Preferred Stock issuable upon exercise of the Warrant issued on that Fletcher Closing Date. Navarre shall use its best efforts to cause such Regis tration Statement to be declared effective not later than the Required Registration Date. Pursuant to the second preceding sentence, Navarre shall register not less than twice the number of shares of Common Stock that would be issuable on the assumption that, on the day prior to the effectiveness of such Registration Statement, all the shares of Class B Preferred Stock issued on that Fletcher Closing Date had been converted into shares of Common Stock and, in the case of the Primary Fletcher Right, all shares of Class B Preferred Stock issuable upon exercise of the Warrant issued on that Fletcher Closing Date had been converted into shares of Common Stock. Navarre shall promptly amend such Registration Statement from time to time if the maximum number of shares of Common Stock issuable under the first sentence of this paragraph is greater than the number of shares of Common Stock registered pursuant to such Registration Statement, provided that Fletcher shall have provided such information and cooperation in connection therewith as Navarre may reasonably request.

            d. Each share of Common Stock issuable upon conversion of any share of Class B Preferred Stock is a "Covered Security" and each registration statement filed or required to be filed under the Securities Act in accordance with Sections 3.A.a., 3.A.b., or 3.A.c. hereof is referred to as a "Registration Statement"). The "Required Registration Date" means (i) in the case of Section 3.A.a., the 90th calendar day after the Effective Date, or, if Navarre is not eligible to register the Covered Securities on Form S-3 under the Securities Act on such day, the 120th calendar day after the Effective Date; (ii) in the case of Section 3.A.b., the 60th calendar day after the Navarre Closing Date, or, if Navarre is not eligible to register the Covered Securities on Form S-3 under the Securities Act on such day, the 90th calendar day after the Navarre Closing Date; and (iii) in the case of Section 3.A.c., the 90th calendar day after the Fletcher Closing Date, or, if Navarre is not eligible to register the Covered Securities on Form S-3 under the Securities Act on such day, the 120th calendar day after the Fletcher Closing Date. Navarre shall provide prompt written notice to Fletcher when each such Registration Statement has been declared effective by the SEC.

            e. Navarre will use its best efforts to: (A) keep such registration effective until the earlier of (x) the second anniversary of the issuance of each Covered Security (provided that, Fletcher may freely resell such Covered Securities), (y) the later of the date all of the Preferred Shares and Covered Securities shall have been sold by Fletcher and the date the Navarre Rights and the Fletcher Rights expire or (z) such time as all of the Covered Securities held by Fletcher can be sold by Fletcher or any of its affiliates within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); (B) prepare and file with the SEC such amendments and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request;
      (D) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Navarre are then listed or quoted; (E) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (F) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (G) file the documents required of Navarre and otherwise use its best efforts to obtain and maintain requisite blue sky clearance in (x) New York, Minnesota and all other jurisdictions in which any of the shares of Common Stock were originally sold and (y) all other states specified in writing by Fletcher, provided, however, that as to this clause (y), Navarre shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. Fletcher shall have the right to approve the description of the plan of distribution and all other references to Fletcher contained in any Prospectus.

            f. Navarre shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statement.

            g. With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, Navarre covenants and agrees to: (A) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning Navarre, until the earlier of (x) the second anniversary of the issuance of each Covered Security (provided that, Fletcher may freely resell such Covered Securities) or (y) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; and (B) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities,
      (x) a written statement by Navarre that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Navarre, and (z) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

            h. Notwithstanding anything else in this Section 3.A, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, Navarre determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, Navarre will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement. In such event, Navarre will amend or supplement the Registration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. Navarre will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraphs (e) and (f) of this Section 3.A. Notwithstanding the foregoing, (A) under no circumstances shall Navarre be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Regis tration Statement more than two times in any twelve-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty days and (C) no Blackout Period may commence less than 30 days after the end of the preceding Blackout Period.

            Upon the commencement of a Blackout Period pursuant to this Section 3.A, Fletcher will notify Navarre of any contracts to sell any Covered Securities (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Cov ered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, Navarre will immediately notify Fletcher of its election either (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statements or the Prospectus in order to correct the material misstatement or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraphs (e) and (f) of this
      Section 3.A or (ii) to continue the Blackout Period in accordance with this paragraph. If Navarre elects to continue the Blackout Period, and Fletcher or any of its affiliates are therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to herein as the "Unsold Securities"), Navarre will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 12 below) against any Proceeding (as such term is defined in Section 12 below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and Navarre shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that each Fletcher Indemnified Party shall take all actions reasonably necessary or appropriate to mitigate such Indemnification Amount; and provided further, however, that the Indemnification

      Amount shall be reduced by an amount equal to the product of (x) the number of Unsold Securities multiplied by (y) the amount, if any, by which
      (i) the actual per share price received by Fletcher or any of its affiliates upon the sale of the Unsold Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on Nasdaq on the third Trading Day after the end of the Blackout Period (if the Unsold Securities are not sold by Fletcher or any of its affiliates within three Trading Days of the end of the Blackout Period) exceeds (ii) the per share sale price for the Unsold Securities provided in the Sales Contract.

      3.B. Conversion of Preferred Shares. Preferred Shares are convertible into shares of Common Stock in accordance with the terms and conditions set forth in
Section 4 of the Certificate of Rights and Preferences. The form of the "Conversion Notice" to be executed and delivered by Fletcher to Navarre as specified therein is attached hereto as Annex I and the form of the "Conversion Delivery Notice" to be executed and delivered by Navarre to Fletcher as specified therein is attached hereto as Annex J.

      4. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to Navarre on the Effective Date and each Investment Closing Date:

            a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands, or after the Effective Date, under the laws of the jurisdiction of its organization.

            b. The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by Navarre, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

            c. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities.

            d. Subject to Section 3.A hereof, Fletcher understands that the Investment Securities have not been registered under the Securities Act and may not be re-offered or resold in the United States other than pursuant to registration thereunder or an available exemption therefrom.

            e. Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

            f. Fletcher is purchasing the Investment Securities for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act.

            g. Fletcher understands that the Investment Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal securities laws and that Navarre is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire the Investment Securities.

      5. Covenants of Navarre. Navarre covenants and agrees with Fletcher as follows:

            a. For so long as Fletcher owns any Investment Securities, or any Navarre Rights or Fletcher Rights exist, and in any case for a period of 90 days thereafter, Navarre will use its best efforts to (i) maintain the eligibility of the Common Stock for quotation on the Nasdaq National Market and (ii) regain the eligibility of the Common Stock for quotation on all markets and exchanges including the Nasdaq National Market in the event that the Common Stock is delisted by the Nasdaq National Market or other applicable markets and exchanges.

            b. Navarre will provide Fletcher with an opportunity to review and comment on any public disclosure by Navarre of information regarding this Agreement and the transactions contemplated hereby. Beginning on the date hereof and for so long as any Navarre Rights or Fletcher Rights exist, and in any case for a period of 90 days thereafter, Navarre will (i) promptly notify Fletcher immediately following any public disclosure by Navarre of material information regarding Navarre or its financial condition, prospects or results of operation and (ii) provide Fletcher with copies of all SEC Filings.

            c. As soon as such information is available (but in no event later than two weeks after the Effective Date), Navarre shall deliver to Fletcher a written notice stating the number of outstanding shares of Common Stock as of the Effective Date.

            d. Navarre will make all filings required by law with respect to the transactions contemplated hereby.

            e. Navarre will cause the Common Stock issuable upon conversion of the Preferred Shares to be duly listed and admitted for trading on the Nasdaq National Market.

            f. On the day following the Effective Date, Navarre will make the appropriate filing for the Initial Common Shares to become duly listed and admitted for trading on Nasdaq and thereafter Navarre shall use its best efforts to ensure that all shares of Common Stock issuable upon conversion of all other Preferred Shares become listed and admitted for trading as soon as practicable. Moreover, Navarre will immediately notify Fletcher in writing, pursuant to Section 14, once the shares are duly listed.

            g. For a period beginning on the date hereof and ending on the day which is one year after the Initial Closing Date or a Navarre Closing Date or Fletcher Closing Date, whichever is later, Navarre will not, and will not permit any of its subsidiaries to, issue any preferred stock, Common Stock or other equity securities (or any securities convertible into or exchangeable for such preferred stock, Common Stock or other equity securities) in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder or under Regulation S promulgated under the Securities Act without Fletcher's prior written consent, provided that:

                  (i) Navarre may, in addition to the shares issuable upon
            exercise of options and warrants listed in Section 3.k (other than in Section 3.k.(E)) issue up to an additional 1,300,000 shares of its Common Stock (or options exercisable for such number of shares of Common Stock) pursuant to employee benefit plans, but only if such issuances are made in the ordinary course of business consistent with past practice, it being understood and agreed that the term "issue" as used in this clause (i) shall not be deemed to include sales of capital stock of Net Radio outstanding as of the date hereof owned by Navarre, as long as such sales have received Independent Director Approval. "Independent Director Approval" means the prior written approval of a majority of the disinterested directors of Navarre as being in the best interests of all the shareholders of Navarre, both holders of Common Stock and holders of Class B Preferred Stock.

                  (ii) Navarre's subsidiaries (other than Net Radio) may issue up to 5% of the then outstanding number of its shares of common stock (or options exercisable for such number of shares of common stock) pursuant to employee benefit plans, but only if such issuances are made in the ordinary course of business consistent with past practice.

                  (iii) If Net Radio is not a Public Company (as defined below),
            Net Radio may issue additional shares of its common stock (or options exercisable for shares of its common stock) pursuant to employee benefit plans, but only if such issuances (i) are made in the ordinary course of business consistent with past practice and
            (ii) do not, in the aggregate, exceed 25% of the then currently outstanding number of such shares of common stock of Net Radio. As of the date hereof, the aggregate number of shares of common stock of Net Radio (or options exercisable for shares of its common stock) issued pursuant to employee benefit plans equals 21.4% of the currently outstanding number of shares of common stock of Net Radio. A "Public Company" means that at least 40% of the capital stock of Net Radio is publicly owned (excluding holders of 10% or more of the capital stock) and Navarre does not own more than 40% of the capital stock of Net Radio.

                  (iv) If Net Radio is not a Public Company, Net Radio may issue shares of its common stock in one or more private placements in order to raise capital or enter into a strategic alliance, but only if (x) such shares of common stock are not exercisable for, convertible into, or exchangeable for shares of Common Stock and (y) the issuance of such shares has received Independent Director Approval.

                  (v) As long as Net Radio is a Public Company, the restrictions set forth in this Section 5.g will not apply to issuances of capital stock by Net Radio (other than issuances of capital stock to Navarre or its other subsidiaries, as to which clause (vi) below will apply).

                  (vi) Whether or not Net Radio is a Public Company, all
            transactions between Net Radio, on the one hand, and Navarre or any of Navarre's other subsidiaries, on the other, must receive Independent Director Approval.

            h. Navarre will comply with the terms and conditions of the Preferred Shares as set forth in the Certificate of Rights and Preferences, and will not amend the Certificate of Rights and Preferences without Fletcher's express written consent or issue any Preferred Stock other than as provided hereunder without Fletcher's express written consent.

            i. Prior to the filing of each of its quarterly reports on Form 10-Q with the SEC, Navarre shall cause Ernst & Young LLP to deliver to Navarre a review report relating to the final consolidated unaudited financial statements contained therein, prepared in accordance with Statements of Auditing Standard No. 71.

      6. Consolidation, Merger, Etc. In case Navarre shall be a party to any transaction providing for (i) any acquisition of Navarre by means of merger or other form of corporate reorganization in which outstanding shares of Navarre are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation (the "Acquirer") or its subsidiary or (ii) a sale of all or substantially all of the assets of Navarre (on a consolidated basis) or (iii) any other transaction or series of related transactions by Navarre in which in excess of 50% of Navarre's voting power is transferred to a single entity or group acting in concert (each of the foregoing being referred to as a "Combination"), Fletcher, at its sole option for each separate exercise of any Fletcher Rights and Warrants, or any portion thereof, may choose (in any combination) to (1) exercise Fletcher Rights and Warrants (in whole or in part) before the Combination is closed (the "Combination Closing") or simultaneously with the Combination Closing to receive shares of Class B Preferred Stock; (2) as part of the Combination Closing, cause each Fletcher Right and Warrant (in whole or in part) to be converted into a right to acquire the same number of shares of Acquirer Preferred Stock (as defined below) on the same terms and conditions as the Fletcher Right and Warrant so converted, but only to the extent that the Acquirer Preferred Stock would not, as of the date of the Combination Closing, represent the right to acquire in excess of 1% of the shares of Acquirer Common Stock outstanding immediately after the Combination Closing, determined as if all such shares of Acquirer Preferred Stock had been converted into Acquirer Common Stock on such date; or (3) receive cash, for any Fletcher Rights and Warrants, or any portion thereof, which have not been exercised or converted pursuant to (1) and (2) above, in an amount equal to thirty-three percent of the U.S. dollar amount of the unexercised Fletcher Rights and Warrants. Navarre agrees that it shall be a condition to any Combination Closing that as of the Combination Closing, all shares of the Acquirer Common Stock to be issued to Fletcher shall have been registered under the Securities Act. Navarre further agrees that it will not enter into an agreement with an Acquirer for a Combination unless such agreement expressly obligates the Acquirer to assume all of Navarre's obligations under this Agreement and the Warrants and to give Fletcher written notice that the Acquirer has assumed such obligations. "Acquirer Preferred Stock" shall mean preferred stock of the Acquirer with terms substantially identical to the Class B Preferred Stock. The "Acquirer Common Stock" shall mean the class of publicly traded common stock of the Acquirer having the largest market capitalization as of the Combination Closing Date. Navarre shall provide Fletcher with written notice of any proposed Combination as soon as the existence of a proposed Combination is made public by any person (the "Combination Notice"), and shall notify Fletcher promptly of any material developments with respect to such Combination, including reasonable advance notice of the date the Combination is expected to become effective. Upon the earlier of any Combination or Combination Notice, any unexercised Navarre Rights shall be terminated and thereafter shall be null and void.

      7. Covenants of Fletcher. Fletcher hereby covenants and agrees with Navarre as follows:

            a. Neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will at any time offer or sell any Investment Securities other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

            b. Fletcher will not sell Covered Securities on Nasdaq on any Pricing Day. Fletcher may execute short sales of Common Stock at any time, but Fletcher may not use Covered Securities to cover such short positions. Fletcher may enter into any other hedging or trading strategies relating to the Common Stock, including without limitation, options, derivatives and swaps, without restriction, except that Fletcher shall not enter into a new hedging contract (but may extend an existing position) on any Pricing Day. A "Pricing Day" means (x) if the actual applicable Conversion Price for Preferred Shares is based on Section 4(E)(i) of the Certificate of Rights and Preferences, each of the 15 Trading Days during the Pricing Period and (y) if the actual applicable Conversion Price is based on
      Section 4(E) (ii) of the Certificate of Rights and Preferences, each of the first three Trading Days of the Pricing Period. As used in the preceding sentence, the terms "Conversion Price" and "Pricing Period" have the same meanings ascribed to them in Section 4(E) of the Certificate of Rights and Preferences. For the avoidance of doubt, it is understood and agreed that no Pricing Day shall be deemed to have occurred where the actual applicable Conversion Price is based on Section 4(E)(iii) of the Certificate of Rights and Preferences.

      7.A. Legend. Subject to Section 3.A., Fletcher understands that the certificates or other instruments representing the Investment Securities shall bear a restrictive legend in the following form (and a stop transfer order may be placed against transfer of such certificates or other instruments):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE

      SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

      The legend set forth above shall be removed and Navarre shall issue a certificate without such legend to any holder of Investment Securities if, unless otherwise required by state securities laws, (a) such shares are sold pursuant to an effective Registration Statement under the Securities Act, or (b) such holder provides Navarre with assurances reasonably satisfactory to Navarre that such shares may be publicly sold pursuant to an exemption from such registration requirements without restriction.

      8. Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by Navarre of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:

            a. On each Investment Closing Date, (i) the representations and warranties made by Navarre in this Agreement shall be true and correct, and (ii) Navarre shall have complied fully with all of the covenants and agreements in this Agreement; and Fletcher shall have received on each such date a certificate of the Chief Executive Officer and the Chief Financial Officer of Navarre dated such date and to such effect.

            b. On each Investment Closing Date, Navarre shall have delivered to Fletcher an opinion of Lindquist & Vennum P.L.L.P. reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e), (f) and (h) of
      Section 3 hereof and to the effect that the offer and sale of the Investment Securities to Fletcher hereunder do not require registration under the Securities Act.

            c. On each Investment Closing Date, Fletcher shall have received a letter from Ernst & Young LLP to the effect that, as of such date, they are consenting to the inclusion in this Agreement of:

                  (i) in the event the Investment Closing Date occurs prior to the filing by Navarre with the SEC of its Annual Report on Form 10-K for the fiscal year ended March 31, 2000, the E&Y Report, and

                  (ii) in the event the Investment Closing Date occurs on or after the date of filing by Navarre with the SEC of its Annual Report on Form 10-K for the fiscal year ended March 31, 2000, the report of Ernst & Young LLP attached to the Delivery Notice delivered by Navarre to Fletcher on the corresponding Investment Closing Date in accordance with Section 2.b.(iv), 2.c.(iv), 2.d.(iv) or 2.e.(iv) hereof, as applicable.

      9. Conditions Precedent to Navarre's Obligations. The obligations of Navarre hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction (unless expressly waived in writing by Navarre) of the additional conditions precedent that, on the applicable Investment Closing Date: (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct and (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and Navarre shall have received on each such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

      10. Fees and Expenses. Each of Fletcher and Navarre agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.

      11. Non-Performance. If on any Investment Closing Date, Navarre shall fail to deliver the Investment Securities to Fletcher required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to Navarre's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then Navarre shall:

            a. hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by Navarre; and

            b. reimburse Fletcher for all of its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein and therein;

provided, however, that Navarre shall then be under no further liability to Fletcher except as provided in this Section 11 and Section 12 hereof.

      12. Indemnification.

            a. Indemnification of Fletcher. Navarre hereby agrees to indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                  (1) any untrue or alleged untrue statement of a material fact in an SEC Filing or this Agreement by Navarre or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state therein or herein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Navarre or any of its affiliates or any person acting on its or their behalf;

                  (2) any of the representations or warranties made by Navarre herein being untrue or incorrect at the time such representation or warranty was made; and

                  (3) any breach or non-performance by Navarre of any of its covenants, agreements or obligations under this Agreement;

      and Navarre hereby agrees to reimburse each Fletcher Indemnified Party for any reasonable legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Fletcher in connection therewith. Furthermore, the foregoing indemnity rights will not take effect unless or until the total amount of the indemnification is $10,000 or greater.

            b. Indemnification of Navarre. Fletcher hereby agrees to indemnify Navarre and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Navarre Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                  (1) any untrue or alleged untrue statement of a material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf;

                  (2) any of the representations or warranties made by Fletcher herein being untrue or incorrect at the time such representation or warranty was made; and

                  (3) any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement;

      and Fletcher hereby agrees to reimburse each Navarre Indemnified Party for any reasonable legal or other expenses incurred by such Navarre Indemnified Party in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Navarre in connection there with. Furthermore, the foregoing indemnity rights will not take effect unless or until the total amount of the indemnification is $10,000 or greater.

            c. Conduct of Claims.

                  (1) Whenever a claim for indemnification shall arise under this Section, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                  (2) Upon delivery of such notice, such Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                  (3) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circum stances; and

                  (4) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be un reasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

      13. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable hereunder.

      14. Notices. All communications hereunder shall be in writing and delivered as set forth below.

            a. If sent to Fletcher, all communications shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to Fletcher, unless otherwise notified in writing of a substitute address, at:

               Fletcher International Limited
               c/o Midland Bank Trust Corporation (Cayman) Limited
               P.O. Box 1109
               Mary Street
               Grand Cayman, Cayman Islands, B.W.I.
               Attn: Pamela Clements
               Telephone:  (345) 914-7515
               Facsimile:  (345) 949-7634
               with a copy to:

               Fletcher Asset Management
               22 East 67th Street
               New York, NY 10021
               Attn: Peter Zayfert
               Telephone:  (212) 284-4800
               Facsimile:  (212) 284-4801

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               1440 New York Avenue, N.W.
               Washington, D.C. 20005
               Attention: Stephen W. Hamilton
               Telephone:  (202) 371-7010
               Facsimile:  (202) 393-5760

      To the extent that any funds shall be delivered to Fletcher by wire transfer, unless otherwise instructed by Fletcher, such funds should be delivered in accordance with the following wire instructions:

               Fletcher International Limited
               Bank:
               ABA Number:
               For the benefit of:
               Account Number:
               For credit to:
               Account Number:

            b. If sent to Navarre, all communications shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to Navarre, unless otherwise notified in writing of a substitute address, at:

               Navarre Corporation
               7400 49th Street North
               New Hope, Minnesota 55428
               Attention: Chief Financial Officer
               Telephone:  (612) 535-8333
               Facsimile:  (612) 504-1107
               with a copy to:

               Lindquist & Vennum P.L.L.P.
               1420 IDS Center
               80 South Eighth Street
               Minneapolis, Minnesota 55402
               Attention: Thomas G. Lovett
               Telephone:  (612) 371-3270
               Facsimile:  (612) 371-3207

      To the extent that any funds shall be delivered to Navarre by wire transfer, unless otherwise instructed by Navarre, such funds should be delivered in accordance with the following wire instructions:

               Navarre Corporation
               Account Number:
               ABA Number:
               Bank:
               Account Name:

      15. Miscellaneous.

            a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

            b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 12 hereof, their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. Navarre may not assign this Agreement. Fletcher may assign any of its rights and associated obligations, in whole or in part, at its sole discretion (including, without limitation, any Fletcher Rights), provided that, without restricting assignments to affiliates of Fletcher, Fletcher may not, without Navarre's consent, (i) assign this Agreement to any person that primarily operates a hedge fund, or that on the Effective Date is or is affiliated with a principal competitor or principal customer of Navarre in Navarre's primary business or (ii) assign its obligation under Section 1.b. to purchase the Navarre Preferred Shares on the Navarre Closing Date and to purchase the number of shares of Class B Preferred Stock issuable on the Rollover Navarre Closing Date, in each case upon satisfaction of the terms and conditions described herein.

            c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

            d. The parties shall take all actions reasonably necessary to cause the transactions contemplated hereby to be consummated in accordance with the terms hereof.

            e. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            f. Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents.

            g. Without prejudice to other rights or remedies hereunder (including any specified interest rate), interest shall be due on any amount that is due pursuant to this Agreement and has not been paid when due, calculated for the period from and including the due date to but excluding the date on which such amount is paid at the prime rate of U.S. money center banks as published in the Wall Street Journal (or if the Wall Street Journal does not exist or publish such information, then the average of the prime rates of three U.S. money center banks agreed to by the parties) plus two percent.

      16. Navarre's Obligations. Navarre agrees that the parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that Fletcher would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein and in the Certificate of Rights and Preferences. Except for Navarre's obligations to deliver securities hereunder, Navarre's obligations, including, but not limited to, Navarre's obligations to indemnify and hold Fletcher harmless in accordance with Section 12 of this Agreement, to pay Fletcher cash in accordance with
Section 6 of this Agreement for any unexercised Fletcher Right or Warrant, to pay dividends on the Class B Preferred Stock in the manner specified in Section 2(B) of the Certificate of Rights and Preferences, and to redeem the Class B Preferred Stock in the manner specified in Section 11 of the Certificate of Rights and Preferences, are debts of Navarre that Navarre promises to pay to Fletcher when and as they become due and that Navarre promises to reflect them as liabilities on its books and records. In addition, Navarre agrees that its breach of its obligation to repay a debt to Fletcher shall give rise to a right to payment in Fletcher for which Fletcher shall be entitled to file a proof of claim in any bankruptcy or insolvency proceeding filed by or against Navarre, and that such right to payment shall not be subject to subordination under 11 U.S.C. ss. 510(b) or any similar federal, state or local law.

      17. Time of Essence. Time shall be of the essence in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                      NAVARRE CORPORATION



                                      By:
                                          -------------------------------------
                                      Name:
                                      Title:


                                      FLETCHER INTERNATIONAL LIMITED,
                                      by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.



                                      By:
                                          -------------------------------------
                                      Name:
                                      Title:

                                                                         ANNEX C

                    [FORM OF NOTICE OF PRIMARY NAVARRE RIGHT]

                                                    [date]

Fletcher International Limited
c/o Fletcher Asset Management
22 East 67th Street
New York, NY 10021
Attn: Peter Zayfert
Telephone:  (212) 284-4800
Facsimile:  (212) 284-4801

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Subscription Agreement (the "Agreement") dated as of July 31, 1999 by and between Navarre Corporation ("Navarre") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         Navarre hereby elects to exercise the Primary Navarre Right. In accordance with and subject to the terms and conditions of the Agreement, the Navarre Closing Date is ________ (the twenty-third Trading Day following and excluding the date hereof). Navarre hereby represents and warrants that all of the conditions to exercise of the Primary Navarre Right set forth in Section 1.b.(iv) of the Agreement are satisfied as of the date hereof.

                                       NAVARRE CORPORATION


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

AGREED AND ACKNOWLEDGED (for purposes of the first two sentences of the second paragraph above):

FLETCHER INTERNATIONAL LIMITED, by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.


By:
    -------------------------------------
      Name:
      Title:

                                                                         ANNEX D


                   [FORM OF NOTICE OF ROLLOVER NAVARRE RIGHT]

                                                    [date]


Fletcher International Limited
c/o Fletcher Asset Management
22 East 67th Street
New York, NY 10021
Attn: Peter Zayfert
Telephone:  (212) 284-4800
Facsimile:  (212) 284-4801

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Subscription Agreement (the "Agreement") dated as of July 31, 1999 by and between Navarre Corporation ("Navarre") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         Navarre hereby elects to exercise the Rollover Navarre Right in respect of an aggregate of ________ shares of Class B Preferred Stock. In accordance with and subject to the terms and conditions of the Agreement, the Navarre Closing Date is ________ (the twenty-third Trading Day following and excluding the date hereof) and the aggregate purchase price for the shares is $__________. Navarre hereby represents and warrants that all of the conditions to exercise of the Rollover Navarre Right set forth in Section 1.b.(iv) of the Agreement are satisfied as of the date hereof.

                                       NAVARRE CORPORATION


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

AGREED AND ACKNOWLEDGED (for purposes of the first two sentences of the second paragraph above):

FLETCHER INTERNATIONAL LIMITED, by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.


By:
    -------------------------------------
      Name:
      Title:

                                                                         ANNEX E

                   [FORM OF NOTICE OF PRIMARY FLETCHER RIGHT]

                                                    [date]


Navarre Corporation
7400 49th Street North
New Hope, Minnesota 55428
Attention: Chief Financial Officer
Telephone:  (612) 535-8333
Facsimile:  (612) 504-1107

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Subscription Agreement (the "Agreement") dated as of July 31, 1999 by and between Navarre Corporation ("Navarre") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         Fletcher hereby elects to exercise the Primary Fletcher Right. In accordance with and subject to the terms and conditions of the Agreement, the Fletcher Closing Date is ________ (the third Trading Day following and excluding the date hereof).

                       [share delivery mechanics to come]

                                       FLETCHER INTERNATIONAL LIMITED, by its
                                       duly authorized investment advisor,
                                       FLETCHER ASSET MANAGEMENT, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

AGREED AND ACKNOWLEDGED:
NAVARRE CORPORATION


By:
    -------------------------------------
      Name:
      Title:

                                                                         ANNEX F

                   [FORM OF NOTICE OF ROLLOVER FLETCHER RIGHT]

                                                     [date]


Navarre Corporation
7400 49th Street North
New Hope, Minnesota 55428
Attention: Chief Financial Officer
Telephone:  (612) 535-8333
Facsimile:  (612) 504-1107

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Subscription Agreement (the "Agreement") dated as of July 31, 1999 by and between Navarre Corporation ("Navarre") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         Fletcher hereby elects to exercise the Rollover Fletcher Right in respect of an aggregate of ________ shares of Class B Preferred Stock. In accordance with and subject to the terms and conditions of the Agreement, the Fletcher Closing Date is ________ (the third Trading Day following and excluding the date hereof).

                       [share delivery mechanics to come]

                                       FLETCHER INTERNATIONAL LIMITED, by its
                                       duly authorized investment advisor,
                                       FLETCHER ASSET MANAGEMENT, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

AGREED AND ACKNOWLEDGED:
NAVARRE CORPORATION


By:
    -------------------------------------
      Name:
      Title:

                                                                         ANNEX G

                        [FORM OF PRIMARY DELIVERY NOTICE]

                                                 [date]


Fletcher International Limited
c/o Fletcher Asset Management
22 East 67th Street
New York, NY 10021
Attn: Peter Zayfert
Telephone:  (212) 284-4800
Facsimile:  (212) 284-4801

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Subscription Agreement (the "Agreement") dated as of July 31, 1999 by and between Navarre Corporation ("Navarre") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         Attached are copies of the front and back of (i) the ten original stock certificates, each representing 3,400 shares of Class B Preferred Stock, purchased by Fletcher on the date hereof and (ii) Warrant No. __ issued to Fletcher, together with a copy of the overnight courier air bill which will be used to ship such stock certificates and warrant. We have the executed original stock certificates and the warrant and other documents required to be delivered in connection with the Investment Closing Date occurring on the date hereof. Upon our confirmation of the payment of the $8,500,000 aggregate purchase price therefor, we will send the original stock certificates and the warrant by overnight courier to the following address:

                        [TO COME]

and we will send the other original documents by overnight courier to the following address:

                        Fletcher International Limited
                        c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109
                        Mary Street
                        Grand Cayman, Cayman Islands, B.W.I.
                        Attn: Pamela Clements

                        Telephone:  (345) 914-7515
                        Facsimile:  (345) 949-7634

                        with a copy to:

                        Fletcher International Limited
                        c/o Fletcher Asset Management
                        22 East 67th Street
                        New York, NY 10021-5805
                        Attn: Peter Zayfert

         [INSERT THE FOLLOWING LANGUAGE IF THIS DELIVERY NOTICE IS BEING DELIVERED ON OR AFTER THE FILING BY NAVARRE WITH THE SEC OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2000: Attached hereto as Exhibit 1 is a true, correct and complete copy of the most recent report of Ernst & Young LLP to the Board of Directors and Shareholders of Navarre, together with the accompanying consolidated financial statements and schedule of Navarre, as such report appears in the most recent Annual Report on Form 10-K filed by Navarre with the SEC.]

                                       NAVARRE CORPORATION


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                                                         ANNEX H

                       [FORM OF ROLLOVER DELIVERY NOTICE]

                                                 [date]


Fletcher International Limited
c/o Fletcher Asset Management
22 East 67th Street
New York, NY 10021
Attn: Peter Zayfert
Telephone:  (212) 284-4800
Facsimile:  (212) 284-4801

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Subscription Agreement (the "Agreement") dated as of July 31, 1999 by and between Navarre Corporation ("Navarre") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         Attached are copies of the front and back of _____ original stock certificates, each representing 3,400 shares of Class B Preferred Stock [plus one additional certificate representing ____ remaining shares], purchased by Fletcher on the date hereof, together with a copy of the overnight courier air bill which will be used to ship the stock certificates. We have the executed original stock certificates and other documents required to be delivered in connection with the Investment Closing Date occurring on the date hereof. Upon our confirmation of the payment of the $_________ aggregate purchase price therefor, we will send the original stock certificates by overnight courier to the following address:

                        [TO COME]

and we will send the other original documents by overnight courier to the following address:

                        Fletcher International Limited
                        c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109
                        Mary Street
                        Grand Cayman, Cayman Islands, B.W.I.
                        Attn: Pamela Clements

                        Telephone:  (345) 914-7515
                        Facsimile:  (345) 949-7634

                        with a copy to:

                        Fletcher International Limited
                        c/o Fletcher Asset Management
                        22 East 67th Street
                        New York, NY 10021-5805
                        Attn: Peter Zayfert

         Attached hereto as Exhibit 1 is a true, correct and complete copy of the most recent report of Ernst & Young LLP to the Board of Directors and Shareholders of Navarre, together with the accompanying consolidated financial statements and schedule of Navarre, as such report appears in the most recent Annual Report on Form 10-K filed by Navarre with the SEC.

                                       NAVARRE CORPORATION


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                                                         ANNEX I

                           [FORM OF CONVERSION NOTICE]

                                              [date]


Navarre Corporation
7400 49th Street North
New Hope, Minnesota 55428
Attention: Chief Financial Officer
Telephone:  (612) 535-8333
Facsimile:  (612) 504-1107

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Subscription Agreement (the "Agreement") dated as of July 31, 1999 by and between Navarre Corporation ("Navarre") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         Fletcher hereby elects to convert _________ shares of Class B Preferred Stock into ________ shares of Common Stock at a Conversion Price (as defined in the Certificate of Rights and Preferences) of ____________. In accordance with
Section 4 of the Certificate of Rights and Preferences, such shares of Common Stock shall be delivered to Fletcher [in uncertificated form by book-entry transfer][in certificated form at the address specified below:]

                  [delivery address to be added, if applicable]

                                       FLETCHER INTERNATIONAL LIMITED, by its
                                       duly authorized investment advisor,
                                       FLETCHER ASSET MANAGEMENT, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

AGREED AND ACKNOWLEDGED:
NAVARRE CORPORATION


By:
    -------------------------------------
      Name:
      Title:

                                                                         ANNEX J

                      [FORM OF CONVERSION DELIVERY NOTICE]

                                                  [date]


Fletcher International Limited
c/o Fletcher Asset Management
22 East 67th Street
New York, NY 10021
Attn: Peter Zayfert
Telephone:  (212) 284-4800
Facsimile:  (212) 284-4801

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Subscription Agreement (the "Agreement") dated as of July 31, 1999 by and between Navarre Corporation ("Navarre") and Fletcher International Limited ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         This notice confirms that _________ shares of Class B Preferred Stock have been converted by Fletcher into ________ shares of Common Stock at a Conversion Price (as defined in the Certificate of Rights and Preferences) of ____________. [IF THE SHARES ARE BEING DELIVERED BY BOOK ENTRY TRANSFER, INSERT THE FOLLOWING -- Such shares of Common Stock have been delivered to Fletcher in uncertificated form by book-entry transfer.][IF THE SHARES ARE BEING DELIVERED IN PHYSICAL FORM TO THE HOLDER, INSERT THE FOLLOWING -- Attached are copies of the front and back of the ____ original stock certificates, each representing ______ shares of Common Stock, together with a copy of the overnight courier air bill which will be used to ship such stock certificates. We will send the original stock certificates by overnight courier to the following address:

                        [TO COME]

                        with a copy to:

                        Fletcher International Limited
                        c/o Fletcher Asset Management
                        22 East 67th Street
                        New York, NY 10021-5805
                        Attn: Peter Zayfert

                                       NAVARRE CORPORATION


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                       J-2